EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Flotek Industries, Inc. and Subsidiaries of our report dated March 16, 2009, (except for changes as described in Note 2 and Note 19, as to which the date is August 26, 2009), with respect to the consolidated financial statements of Flotek Industries, Inc. and Subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three year period ended December 31, 2008, included in the Current Report (Form 8-K) of Flotek Industries, Inc. and Subsidiaries dated August 26, 2009, filed with the Securities and Exchange Commission, and of our report dated March 16, 2009 with respect to the effectiveness of internal controls over financial reporting as of December 31, 2008, included in the Annual Report on Form 10-K for the year ended December 31, 2008.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas

August 26, 2009